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                                                                       Exhibit 5

[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                                                                     FILE NUMBER
                                                                          866195

                                                              July 26, 2002


Prentiss Properties Trust
3890 West Northwest Highway
Suite 400
Dallas, Texas 75220

     Re:      Prentiss Properties Trust: Registration Statement on Form S-3
              -------------------------------------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to $1,000,000,000 in aggregate public offering price of securities (collectively, the "Securities") consisting of: (a) common shares of beneficial interest, par value $.01 per share, of the Company ("Common Shares") and (b) preferred shares of beneficial interest, par value $.01 per share, of the Company ("Preferred Shares"), each covered by the Registration Statement on Form S-3 (Registration No. 333-49433), and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus (the "Prospectus") included therein in the form in which it was transmitted to the Commission under the Act;

     2. The Amended and Restated Declaration of Trust of the Company (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

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Prentiss Properties Trust
July 26, 2002
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     3. The Amended and Restated Bylaws of the Company (the "Bylaws"), certified as of a recent date by an officer of the Company;

     4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     5. Resolutions (the "Resolutions") adopted by the Board of Trustees of the Company (the "Board"), or a duly authorized committee thereof, relating to, among other things, the sale and issuance of the Securities and the filing of the Registration Statement, certified as of a recent date by an officer of the Company;

     6. A certificate executed by an officer of the Company, dated as of the date hereof; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, was legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) was duly authorized to do so.

     3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The issuance of, and certain terms of, the Securities will be approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the "Trust Proceedings").

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Prentiss Properties Trust
July 26, 2002
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     6. Neither the Common Shares nor the Preferred Shares will be issued in violation of any restriction or limitation contained in Article VII of the Declaration.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. Upon the completion of all Trust Proceedings relating to the issuance of the Securities that are Common Shares, the Common Shares will be (assuming upon such issuance the total number of shares of Common Shares issued and outstanding will not exceed the number of shares of Common Shares the Company is then authorized to issue) duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration, the Bylaws, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

     3. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares, the Preferred Shares will be (assuming upon such issuance the total number of shares of Preferred Shares issued and outstanding will not exceed the number of shares of Preferred Shares the Company is then authorized to issue) duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Declaration, the Bylaws, the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP